UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2018
_________________________________________________
8point3 Energy Partners LP
(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware	1-37447	47-3298142
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

77 Rio Robles
San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 2.06. Material Impairments.

As previously disclosed, FirstEnergy Solutions Corp. (“First Energy”), the offtaker for 8point3 Energy Partners LP’s (the “Partnership”) solar energy project located in Washington County, Maryland, that has a nameplate capacity of 20 MW (the “Maryland Solar Project”), announced a strategic review of its competitive business. On March 31, 2018, FirstEnergy filed for chapter 11 bankruptcy protection in the United States Bankruptcy Court in Akron, Ohio. Subsequently, on April 1, 2018, FirstEnergy filed a motion for entry of an order authorizing FirstEnergy and its affiliates to reject certain energy contracts, including the Renewable Power Purchase Agreement, dated October 14, 2011, between Maryland Solar LLC and FirstEnergy, amended by the Waiver and First Amendment to Power Purchase Agreement dated November 13, 2012, the letter agreement dated January 18, 2013, the letter agreement dated March 7, 2013, and the Second Amendment to Power Purchase Agreement dated July 9, 2013 (the “Maryland Solar PPA”).

On April 1, 2018, as a result of FirstEnergy filing a motion for entry of an order authorizing FirstEnergy and its affiliates to reject the Maryland Solar PPA, the Partnership concluded that the termination of the Maryland Solar PPA was reasonably expected to occur. Due to such events, management of the Partnership has determined that the carrying value of the Maryland Solar Project will incur a material impairment loss and that the Partnership will recognize such loss during the second quarter of 2018 in the amount by which the carrying value of the Maryland Solar Project exceeds the fair value of the Maryland Solar Project, or an estimated impairment in the range of $40 million to $48 million. This impairment loss will have a material adverse effect on the Partnership’s second quarter 2018 net income (loss); however, it will be excluded from the Partnership’s Adjusted EBITDA and cash available for distribution (CAFD) financial metrics because it is non-cash in nature. The Partnership’s second quarter 2018 revenue is not impacted if the Maryland Solar PPA is terminated as the Maryland Solar Project is leased to Maryland Solar Holdings, Inc. through December 31, 2019 as further detailed below; however, if the Maryland Solar PPA is terminated, the Partnership expects a decrease in future revenues beginning on January 1, 2020. The Partnership will not incur any significant cash expenditures as a result of this impairment loss. Such assessment is subject to significant uncertainty and could change significantly as facts and circumstances change.

In the event of the termination of the Maryland Solar PPA, the Facility Lease Agreement, dated May 21, 2015, between Maryland Solar LLC, a subsidiary of the Partnership, as lessor, and Maryland Solar Holdings, Inc., as lessee (the “Maryland Solar Lease Agreement”), will also terminate. On April 5, 2018, the Partnership, 8point3 General Partner, LLC 8point3 Operating Company, LLC, Maryland Solar LLC and Maryland Solar Holdings, Inc. entered into an amendment to the Maryland Solar Lease Agreement. Such amendment will cause the Maryland Solar Lease Agreement to remain in effect if the Maryland Solar PPA is terminated as a result of a bankruptcy of FirstEnergy.

Item 8.01. Other Events.

No Change to Merger Consideration

As previously announced, on February 5, 2018, the Partnership, 8point3 General Partner, LLC, 8point3 Operating Company, LLC, 8point3 Holding Company, LLC, 8point3 Solar CEI, LLC, 8point3 Co-Invest Feeder 1, LLC, 8point3 Co-Invest Feeder 2, LLC, CD Clean Energy and Infrastructure V JV (Holdco), LLC, 8point3 Partnership Merger Sub, LLC, 8point3 OpCo Merger Sub 1, LLC, and 8point3 OpCo Merger Sub 2, LLC entered into an Agreement and Plan of Merger and Purchase Agreement (the “Merger Agreement”).

The information provided in Item 2.06 regarding the termination of the Maryland Solar PPA and the subsequent material impairment, and the amendment to the Maryland Solar Lease Agreement does not affect the consideration contemplated by the terms and provisions of the Merger Agreement.

Risk Factor Update

The following risk factor is provided to update the risk factors of the Partnership previously disclosed under the heading “Risks Related to Our Business” in the Annual Report on Form 10-K for the year ended November 30, 2017 (the “2017 Form 10-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 2017 Form 10-K.

We rely on a limited number of offtake counterparties and we are exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to us or that they otherwise terminate their offtake agreements with us.

In most instances, we sell the energy generated by each of our utility and C&I scale projects to a single counterparty under a long-term offtake agreement. These offtake agreements are the primary source of cash flows for these projects. Thus, the actions of even one offtake counterparty may cause material variability of our overall revenue, profitability and cash flows that are difficult to predict. Our counterparties may face liquidity and credit issues that could impair their ability to meet their payment obligations under such offtake agreements or cause them to renegotiate such offtake agreements at lower rates or for shorter terms. These conditions may lead some of our customers, particularly customers that are facing financial difficulties, to seek to renegotiate such offtake agreements on terms that are less attractive to us.

For example, on March 31, 2018, FirstEnergy Solutions Corp. (“FirstEnergy”), our offtake counterparty with respect to the Maryland Solar Project filed for chapter 11 bankruptcy protection in the United States Bankruptcy Court in Akron, Ohio. Subsequently, on April 1, 2018, FirstEnergy filed a motion for entry of an order authorizing FirstEnergy and its affiliates to reject certain energy contracts, including the Renewable Power Purchase Agreement, dated October 14, 2011, between Maryland Solar LLC and FirstEnergy, amended by the Waiver and First Amendment to Power Purchase Agreement dated November 13, 2012, the letter agreement dated January 18, 2013, the letter agreement dated March 7, 2013, and the Second Amendment to Power Purchase Agreement dated July 9, 2013 (the “Maryland Solar PPA”).

As further described in Part III, Item 13 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2017. “Certain Relationships and Related Transactions, and Director Independence-Agreements with our Sponsors-Maryland Solar Lease Arrangement,” the Maryland Solar Project Entity has leased the Maryland Solar Project to an affiliate of First Solar, with the lease term expiring on December 31, 2019. Under the arrangement, First Solar’s affiliate is obligated to pay a fixed amount of rent that is set based on the expected operations of the plant. Such lease agreement will terminate upon any termination of the Maryland Solar PPA or the site ground lease. Pursuant to the Maryland Solar PPA, a FirstEnergy bankruptcy is an event of default, permitting (subject to applicable law) the termination of the Maryland Solar PPA. Upon any such early termination of the lease agreement, First Solar’s affiliate is obligated to return the facility in its then-current condition and location to us, without any warranties, and no rent shall thereafter be payable by such First Solar affiliate. In the event of the termination of the Maryland Solar PPA, the Facility Lease Agreement, dated May 21, 2015, between Maryland Solar LLC, a subsidiary of the Partnership, as lessor, and Maryland Solar Holdings, Inc., as lessee (the “Maryland Solar Lease Agreement”), will also terminate. On April 5, 2018, we entered into an amendment of the Maryland Solar Lease Agreement with 8point3 General Partner, LLC 8point3 Operating Company, LLC, Maryland Solar LLC and Maryland Solar Holdings, Inc. Such amendment will cause the Maryland Solar Lease Agreement to remain in effect if the Maryland Solar PPA is terminated as a result of a bankruptcy of FirstEnergy.

Due to such events, we have determined that the carrying value of the Maryland Solar Project will incur a material impairment loss and that we will recognize such loss during the second quarter of 2018 in the amount by which the carrying value of the Maryland Solar Project exceeds the fair value of the Maryland Solar Project, or an estimated impairment in the range of $40 million to $48 million. This impairment loss will have a material adverse effect on our second quarter 2018 net income (loss). Our second quarter 2018 revenue is not impacted if the Maryland Solar PPA is terminated as the Maryland Solar Project is leased to Maryland Solar Holdings, Inc. through December 31, 2019; however, if the Maryland Solar PPA is terminated, we expect a decrease in future revenues beginning on January 1, 2020. We will not incur any significant cash expenditures as a result of this impairment loss. Such assessment is subject to significant uncertainty and could change significantly as facts and circumstances change and could have a material adverse effect on our business, financial condition, results of operations and ability to make cash distributions to our Class A shareholders.

Similarly, significant portions of our credit risk may be concentrated among a limited number of offtake counterparties and the failure of even one of these key offtake counterparties to pay its obligations to us could significantly impact our business and financial results. Our largest offtake counterparties are Southern California Edison and SDG&E. Our customers in our residential projects lease solar power systems from us under long-term lease agreements. The lease terms are typically for 20 years, and require the customer to make monthly payments to us. Accordingly, we are subject to the credit risk of our customers. The average FICO score of our residential customers was approximately 765 at the time of initial contract. The risk of customer defaults may increase if we grow our portfolio of residential projects. Any or all of our offtake counterparties may fail to fulfill their obligations under their offtake agreements with us, whether as a result of the occurrence of any of the following factors or otherwise:

•
specified events beyond our control or the control of an offtake counterparty may temporarily or permanently excuse the offtake counterparty from its obligation to accept and pay for delivery of energy generated by a utility project. These events could include a system emergency, transmission failure or curtailment, adverse weather conditions or labor disputes;

•
the ability of our offtake counterparties to fulfill their contractual obligations to us depends on their creditworthiness. We are exposed to the credit risk of our offtake counterparties over an extended period of time due to the long-term nature of our offtake agreements with them. These customers could become subject to insolvency or liquidation proceedings or otherwise suffer a deterioration of their creditworthiness when they have not yet paid for energy delivered, any of which could result in underpayment or nonpayment under such agreements; and

•
a default or failure by us to satisfy minimum energy delivery requirements or in mechanical availability levels under our offtake agreements could result in damage payments to the offtake counterparty or termination of the applicable offtake agreement.

If our offtake counterparties are unwilling or unable to fulfill their contractual obligations to us, or if they otherwise terminate such offtake agreements prior to their expiration, we may not be able to recover contractual payments and commitments due to us. Since the number of utility and C&I customers is limited, we may be unable to find a new energy purchaser on similar or favorable terms or at all. In some cases, there currently is no economical alternative counterparty to the original offtake counterparty. The loss of or a reduction in sales to any of our offtake counterparties could have a material adverse effect on our business, financial condition, results of operations and ability to make cash distributions to our Class A shareholders.

***********

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Additional information concerning factors that could cause the Partnership’s actual results to differ can be found in the Partnership’s public periodic filings with the SEC, including the Partnership’s Annual Report on Form 10-K for the year ended November 30, 2017 and any updates thereto in the Partnership’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Among other risks and uncertainties, there can be no guarantee that the proposed transactions will be completed, or if they are completed, the time frame in which they will be completed. The proposed transactions are subject to the satisfaction of certain conditions contained in the Merger Agreement. The failure to complete the proposed transactions could disrupt certain of the Partnership’s plans, operations, business and employee relationships and result in a decline in the Partnership’s share price.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained herein. Other unknown or unpredictable factors could also have material adverse effects on the Partnership’s future results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transactions. In connection with the proposed transactions, the Partnership will file with the SEC and furnish to the Partnership’s shareholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE PARTNERSHIP’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and shareholders are able to obtain, free of charge, copies of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 14(d) of the Exchange Act will be available free of charge through the Partnership’s website at http://www.8point3energypartners.com/ under the heading “SEC Filings” in the “Investors” tab as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Partnership and its general partner’s directors and executive officers, and First Solar and SunPower and their respective directors and executive officers, are deemed to be participants in the solicitation of proxies from the shareholders of the Partnership in respect of the proposed Transaction. Information regarding the directors and executive officers of the Partnership’s general partner, First Solar and SunPower is contained in our 2017 Form 10-K filed with the SEC on February 5, 2018, First Solar’s 2017 Form 10-K filed with the SEC on February 23, 2018 and SunPower’s 2017 Form 10-K filed with the SEC on February 15, 2018, respectively. Free copies of these documents may be obtained from the sources described above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

		By:	8point3 General Partner, LLC,
its general partner

		By:	/s/ JASON E. DYMBORT
Jason E. Dymbort
General Counsel
Date:	April 5, 2018